Exhibit 3.31
As Amended, as of March 23, 2007
Articles of Incorporation
of
Radio Cincinnati, Inc.
FIRST: The name of said corporation shall be RADIO CINCINNATI, INC.
SECOND: The place in Ohio where its principal office is to be located is Cincinnati, Hamilton County
THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Ohio General Corporation Law.
FOURTH: The number of shares to which the corporation is authorized to have outstanding is FOUR THOUSAND (4,000) shares of common stock which shall be without par value.
FIFTH: The amount of stated capital with which the corporation shall begin business is TWENTY THOUSAND AND NO/100 Dollars ($20,000).
IN WITNESS WHEREOF, We have hereunto subscribed our names this 1st day of September 1971.

/s/ Charles E. Hamilton Name (print)

/s/ Arthur J. Schuh Name (print)

/s/ Peter J. McCarthy, Jr. Name (print)

/s/ Charles E. Hamilton Name (print)

/s/ Arthur J. Schuh Name (print)

/s/ Peter J. McCarthy, Jr. Name (print)